EXHIBIT 21

                     STIFEL FINANCIAL CORP. AND SUBSIDIARIES

                   SUBSIDIARIES OF STIFEL FINANCIAL CORP. (1)



                				                  STATE OF		       NAMES UNDER WHICH
         NAME		               		   INCORPORATION	    SUBSIDIARY DOES BUSINESS

-  Stifel, Nicolaus &		               Missouri	 Stifel, Nicolaus & Company,
   Company, Incorporated				                    Incorporated

-  Alliance Realty Corp.         	    Missouri		Alliance Realty Corp.

-  Century Securities          		     Missouri 	Century Securities
   Associates, Inc.                             Associates, Inc.

-  Stifel, Nicolaus  	                Arkansas		Stifel, Nicolaus Insurance
   Insurance Agency, Inc. (2)				              	Agency, Inc.

-  S-N Capital Corp. (2)	             Missouri		S-N Capital Corp.

-  Stifel Venture Corp.	         	    Missouri  Stifel Venture Corp.

-  S-N NAG		                   	      Missouri	 S-N NAG

-  Pin Oak Capital, Ltd.(3)           Missouri 	Pin Oak Capital, Ltd.

-  Stifel Asset Management Corp.      Missouri		Stifel Asset Management Corp.

-  Todd Investment Advisors, Inc. (3) Kentucky		Todd Investment Advisors, Inc.





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(1) Does not include corporations in which registrant owns 50 percent or less of the stock.

(2) Wholly owned subsidiary of Stifel, Nicolaus & Company, Incorporated.

(3) Wholly owned subsidiary of Stifel Asset Management Corp.